Exhibit 10.1

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of September 1, 2021, is made by and among Forian Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and permitted assigns, a “Purchaser” and collectively, the “Purchasers”).

BACKGROUND

A.         The Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act (as defined below) and Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.

B.         Each Purchaser, severally and not jointly, desires to lend the Company, upon the terms and conditions stated in this Agreement, the amount set forth opposite such Purchaser’s name on the Schedule of Purchasers attached as Exhibit A to this Agreement (each, a “Loan Amount”) against the issuance and delivery by the Company of a convertible promissory note for such amount, in substantially the form attached hereto as Exhibit B to this Agreement (each, a “Note” and collectively, the “Notes”).

AGREEMENT

In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers (severally and not jointly) agree as follows:

ARTICLE 1
DEFINITIONS

1.1         Definitions.  As used in this Agreement and the Notes, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Agreement” has the meaning set forth in the preamble.

“Affiliate” means, with respect to any Person (as defined below), any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition “control,” when used with respect to any specified Person, shall mean the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing).

“Board” means the Board of Directors of the Company.

“Business Day” means a day Monday through Friday on which banks are generally open for business in New York City.

“Bylaws” means the Bylaws of the Company, effective as of October 15, 2020.

“Certificate of Incorporation” means the Company’s Certificate of Incorporation, dated October 15, 2020.

“Change of Control” means: (i) the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) that any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or has become the “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of the Voting Stock of the Company; provided, however, that for purposes of this clause (i) such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time, directly or indirectly; and provided, further, that a transaction will not be deemed to involve a Change of Control under this clause (i) if (a) the Company becomes a direct or indirect wholly owned subsidiary of a holding company and (b)(1) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Voting Stock of the Company immediately prior to that transaction; or (2) immediately following that transaction, no “person” or “group” (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company; or (ii) the Company sells, conveys, transfers or leases (either in one transaction or a series of related transactions) all or substantially all assets of the Company and its Subsidiaries taken as a whole to, or merges or consolidates with, a Person (other than the Company or any of its Subsidiaries) where the shares of Common Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or parent entity thereof immediately after giving effect to such transaction.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Common Stock” means the common stock, $0.001 par value per share, of the Company.

“Company” has the meaning set forth in the preamble.

“Company Party” has the meaning set forth in Section 6.7(b).

“Disclosure Materials” has the meaning set forth in Section 3.6.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Financial Statements” means the financial statements of the Company included in the SEC Documents.

“Governmental Authority” means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

“Indemnifying Party” has the meaning set forth in Section 6.7(c)(i).

“Indemnified Party” has the meaning set forth in Section 6.7(c)(i).

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Losses” has the meaning set forth in Section 6.7(a).

“Material Adverse Effect” means any material adverse effect on the business, prospects, management, properties, assets, operations, stockholders’ equity, results of operations or financial condition of the Company or on the transactions contemplated hereby, or on the authority or ability of the Company to perform its obligations under this Agreement; provided, however, that none of the following shall be deemed to constitute a Material Adverse Effect: (i) a change in the market price or trading volume of the Common Stock; (ii) any effect resulting from entering into this Agreement or the announcement of the transactions contemplated by this Agreement; (iii) changes in United States generally accepted accounting principles; (iv) changes in law, regulation or other binding directives or orders issued by any Governmental Authority so long as such changes do not have a materially disproportionate effect on the Company; or (v) changes in general economic conditions or changes affecting the industry in which the Company operates generally (as opposed to Company specific changes) so long as such changes do not have a materially disproportionate effect on the Company.

“Note” or “Notes” has the meaning set forth in the Recitals.

“Offering” means the private placement of the Notes contemplated by the Private Placement Memorandum and this Agreement.

“Person” means any person, individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

“Principal Market” has the meaning set forth in Section 3.5(a).

“Private Placement Memorandum” means that certain Confidential Private Placement Memorandum, dated August 29, 2021, relating to the offering of the Notes by the Company.

“Purchasers” has the meaning set forth in the preamble.

“Purchaser Party” has the meaning set forth in Section 6.7(a).

The terms “register,” “registered” and “registration” refer to the registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” has the meaning set forth in Section 5.1.

“Registration Statement” has the meaning set forth in Section 5.1.

“Required Holders” means (1) prior to the Closing, the Purchasers entitled to purchase at least sixty percent (60%) of the then outstanding principal balance of the Notes issuable hereunder, and (2) after the Closing, the holders of at least sixty percent (60%) of the Registrable Securities, assuming conversion of all outstanding Notes and the exercise of all Warrants.

“Rule 144” means Rule 144 promulgated under the Securities Act, or any successor rule.

“SEC” has the meaning set forth in the Recitals.

“SEC Documents” has the meaning set forth in Section 3.6.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute.

“Subsidiary” of the Company means any corporation, association, partnership or other business entity of which more than fifty percent (50%) of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) the Company; (ii) the Company and one or more of its Subsidiaries; or (iii) one or more Subsidiaries of the Company.

“Suspension Event” has the meaning set forth in Section 5.2.

“Third Party Proceedings” has the meaning set forth in Section 6.7(c)(ii).

“Voting Stock” of a Person means all classes of capital stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Warrants” means those certain warrants to purchase Common Stock issuable upon conversion of the Notes.

ARTICLE 2
PURCHASE AND SALE OF NOTES

2.1         Closing.  At the Closing, the Company shall deliver to each Purchaser an executed Note in the amount of such Purchaser’s Loan Amount, in each case against payment of the Loan Amount by wire transfer to a bank account designated by the Company and each Purchaser shall execute and delivery a counterpart signature page to this Agreement.

2.2        Closing Date.  The closing of the transactions contemplated by this Agreement (the “Closing”) will take place remotely via the electronic exchange of documents and signatures following the satisfaction or waiver of all conditions to Closing set forth in Article 7 on the date hereof (the “Closing Date”), or at such other time and place as shall be agreed upon by the Company and the Purchasers.

2.3        Closing Deliveries. At the Closing, the Company shall deliver to each Purchaser an executed Note in the amount of such Purchaser’s Loan Amount, in each case against payment of the Loan Amount by wire transfer to a bank account designated by the Company and each Purchaser shall execute and delivery a counterpart signature page to this Agreement.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Purchasers that:

3.1         Organization and Qualification.  The Company is duly incorporated and validly existing in good standing under the laws of the State of Delaware, and has the requisite power and authorization to own its properties and to carry on its business as now being conducted.  The  Company is duly qualified as a foreign entity to do business and is in good standing or its equivalent under any applicable foreign jurisdiction in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.

3.2       Authorization; Enforcement.  The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement, to consummate the transactions contemplated hereby and to issue the Notes in accordance with the terms hereof.  The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby (including the issuance of the Notes) have been duly authorized by the Board or an authorized committee thereof, and no further consent or authorization of the Company, its Board, or its stockholders is required.  This Agreement has been duly executed by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws.

3.3       Capitalization.  The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) has been set forth in Schedule 3.3.  All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Company.  Other than as described in the Disclosure Materials, (a) none of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (b) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company; (c) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or by which the Company is or may become bound; (d) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company; and (e) there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company.

3.4        Issuance of Notes.  The issuance of the Notes is duly authorized and, upon issuance in accordance with the terms hereof, the Notes shall be validly issued, fully paid and nonassessable. The shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants have been duly reserved for issuance, and upon issuance in accordance with the terms of the Certificate of Incorporation of the Company, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than applicable federal and state securities laws and restrictions, and liens or encumbrances created by or imposed by a Purchaser and will not have been issued in violation of, and will not be subject to, any preemptive or subscription rights. Based in part upon the representations of the Purchasers in this Agreement, the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants will be issued in compliance with all applicable federal and state securities laws.

3.5         No Conflicts; Government Consents and Permits.

(a)       The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated (including the issuance of the Notes) will not (i) result in a violation of the Certificate of Incorporation or the Bylaws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of any self-regulatory organizations to which the Company or its securities are subject, including The Nasdaq Stock Market LLC (the “Principal Market”) and laws of the State of Delaware) applicable to the Company or by which any property or asset of the Company or is bound or affected except, in the cases of (ii) above, to the extent such violations would not reasonably be expected to have a Material Adverse Effect.

(b)         The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any Governmental Authority or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof other than such as have been made or obtained, and except for the registration of the Notes under the Securities Act pursuant to Article 5, any filings required to be made under federal or state securities laws, and any filings or notifications required to be made after the Closing regarding the issuance and listing of additional shares with the Principal Market. The issuance by the Company of the Notes shall not have the effect of delisting or suspending the Common Stock from the Principal Market.

3.6        SEC Documents, Financial Statements.  The Company has filed all reports, schedules, forms, and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, as amended, and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein that were filed prior to the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Documents” and together with this Agreement, the Schedules to this Agreement (if any) and the Private Placement Memorandum, the “Disclosure Materials”).  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of their respective dates, the Financial Statements and the related notes complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  The audited Financial Statements and the related notes have been prepared in accordance with accounting principles generally accepted in the United States, consistently applied, during the periods involved (except as may be otherwise indicated in the Financial Statements or the notes thereto) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments).

3.7       Absence of Litigation.  There is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any Governmental Authority, self-regulatory organization or body pending or, to the Company’s knowledge, threatened against or affecting the Company, the Common Stock or any of the Company’s officers or directors in their capacities as such that if determined adversely to the Company or other such party would reasonably be expected to have a Material Adverse Effect or would reasonably be expected to impair the ability of the Company to perform its obligations under this Agreement.

3.8        Compliance with Applicable Laws.  The Company has not violated or infringed, nor is it in violation or infringement of, any order, writ, injunction or decree of any Governmental Authority in connection with its activities or use or operation of its real properties, except where such violation or infringement would not reasonably be expected to have a Material Adverse Effect on the Company.  The Company is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect on the Company.  Except to the extent resolved, dismissed or withdrawn, (i) to the Company’s knowledge, no claims have been filed against the Company alleging a violation of any applicable law and (ii) the Company has not received any written notice of non-compliance with any applicable laws.

3.9       Investment Company.  The Company is not and, after giving effect to the offering and sale of the Notes, will not be an “investment company” or a “promoter” or “principal underwriter” for, an “investment company” as such terms is defined in the Investment Company Act.

3.10      The Principal Market.  The Common Stock is listed on the Principal Market, and, to the Company’s knowledge, there are no proceedings to revoke or suspend such listing. The Company is in compliance with the requirements of the Principal Market for continued listing of the Common Stock thereon, and the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including the issuance of the Notes) will not result in any noncompliance by the Company with any such requirements.

3.11      Private Placement.  Neither the Company, nor any Affiliates of the Company, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Notes.  None of the Company, its Affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Notes under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Notes to require approval of stockholders of the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market or any other exchange or automated quotation system on which any of the securities of the Company are listed or designated.  Except as required pursuant to Article 5, none of the Company, its Affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Notes under the Securities Act or cause the offering of the Notes to be integrated with other offerings for purposes of any such applicable stockholder approval provisions.  Assuming the accuracy of the representations and warranties of the Purchasers contained in Article 4, the issuance of the Notes are exempt from registration under the Securities Act.

3.12      Disclosure.  All disclosure to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the disclosure schedules to this Agreement, furnished by or on behalf of the Company is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Article 4.

ARTICLE 4
PURCHASER’S REPRESENTATIONS AND WARRANTIES

Each Purchaser represents and warrants to the Company, severally and not jointly, with respect to itself only that:

4.1        Organization; Authority.  Purchaser is either an individual or an entity duly organized, validly existing under the laws of the jurisdiction of its organization with the requisite legal capacity, power, and authority or corporate or partnership power and authority, as applicable, to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery by such Purchaser of this Agreement and the performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser. This Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

4.2       No Conflicts.  The execution, delivery and performance by such Purchaser of this Agreement and the consummation by such Purchaser of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment  or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

4.3         Investment Purpose.  Such Purchaser understands that the Notes are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Notes as principal for its own account and not with a view to, or for distributing or reselling such Notes or any part thereof in violation of the Securities Act or any applicable state securities laws; provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Notes for any minimum period of time and reserves the right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Notes pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws.  Such Purchaser is acquiring the Notes hereunder in the ordinary course of its business. Such Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Notes (or any securities which are derivatives thereof) to or through any person or entity; such Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

4.4       Purchaser Status.  At the time such Purchaser was offered the Notes, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) of the Securities Act.

4.5        General Solicitation.  Such Purchaser is not purchasing the Notes as a result of any advertisement, article, notice or other communication regarding the Notes published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

4.6        Reliance on Exemptions.  Such Purchaser understands that the Notes being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Notes.

4.7       Acknowledgement of Risk.  Such Purchaser: (i) understands that its investment in the Notes involves a high degree of risk, including the risks set forth in the SEC Documents and Private Placement Memorandum; (ii) either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Notes, and has so evaluated the merits and risks of such investment; (iii) is able to bear the economic risk of an investment in the Notes and, at the present time, is able to afford a complete loss of such investment; and (iv) has, in connection with such Purchaser’s decision to purchase Notes, not relied upon any representations or other information (whether oral or written) other than as set forth in the representations and warranties of the Company contained herein, the SEC Documents and the Private Placement Memorandum.

4.8        Access to Information.  Such Purchaser acknowledges that it has had the opportunity to review the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Notes and the merits and risks of investing in the Notes; (ii) access to information about the Company and the subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in this Agreement. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Notes.

4.9       Independent Investment Decision.  Such Purchaser has independently evaluated the merits of its decision to purchase Notes pursuant to this Agreement, and such Purchaser confirms that it has not relied on the advice of any other Purchaser’s business and/or legal counsel in making such decision. Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Notes constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Notes.

4.10       Governmental Review.  Such Purchaser understands that no United States federal or state agency or any other government or Governmental Authority has passed on or made any recommendation or endorsement of the Notes or the fairness or suitability of the investment in the Notes nor have such authorities passed upon or endorsed the merits of the offering of the Notes.

4.11       Transfer or Resale.  Such Purchaser understands that: (i) the Notes have not been and, except as provided in Article 5, are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) pursuant to an effective registration statement pursuant to the Securities Act, (B) such Purchaser shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Notes to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Purchaser provides the Company with reasonable assurance (in the form of seller and, if applicable, broker representation letters) that such Notes can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act, as amended (or a successor rule thereto); (ii) any sale of the Notes made in reliance on Rule 144 or Rule 144A may be made only in accordance with the terms of Rule 144 or Rule 144A, as applicable, and further, if neither Rule 144 nor Rule 144A is applicable, any resale of the Notes under circumstances in which the seller (or the Person (as defined below) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) except as provided in Article 5, neither the Company nor any other Person is under any obligation to register the Notes under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

4.12       Residency.  Such Purchaser’s residence (if an individual) or offices in which its investment decision with respect to the Notes was made (if an entity) are located at the address immediately below such Purchaser’s name on its signature page hereto.

4.13     Brokers and Finders.  No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.

ARTICLE 5
REGISTRATION STATEMENT

5.1        Registration Statement. The Company will use its reasonable commercial efforts to file a Registration Statement on Form S-3 (the “Registration Statement”) covering the resale of the Notes, the shares of Common Stock issuable upon conversion of the Notes, the Warrants issuable upon conversion of the Notes and the shares of Common Stock issuable upon exercise of the Warrants (the “Registrable Securities”) as soon as practicable after the later of (i) the date on which the Company becomes eligible to use a Registration Statement on Form S-3 and (ii) six (6) months from the Closing Date. The Company shall cause such Registration Statement to be declared effective by the SEC as soon as practicable, and maintain the effectiveness of the Registration Statement at all times through the date on which the Purchasers shall have sold all of the Registrable Securities covered by such Registration Statement; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 5.1 if the Company shall furnish to the Purchasers a certificate signed by the Executive Chairman of the Board stating that in the good faith and reasonable judgment of the Board, it would be seriously detrimental to the Company and its shareholders for such Form S-3 registration to be effected at such time (but excluding any detriment to the Company and its shareholders solely as a result of its effect on the share price), in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 90 days. Notwithstanding anything to the contrary in this Agreement, the Company’s obligations to include such shares held by a Purchaser in the Registration Statement are contingent upon such Purchaser furnishing in writing to the Company such information regarding such Purchaser and its Affiliates, the securities of the Company held by Purchaser and its Affiliates and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Company to effect the registration of the Registrable Securities, and such Purchaser and such Affiliates shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling shareholder in similar situations, including providing that the Company shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder but for no longer than 60 days at a time and no more than twice during any calendar year. Notwithstanding the foregoing, if the SEC prevents the Company from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Securities by the applicable shareholders or otherwise, such Registration Statement shall register for resale such number of Registrable Securities which is equal to the maximum number of Registrable Securities as is permitted by the SEC.  In such event, the number of Registrable Securities to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders. Notwithstanding anything herein to the contrary, the Company shall have no obligation to file or maintain the effectiveness of a Registration Statement if at the time the Registrable Securities may be sold pursuant to Rule 144 without being subject to any volume limit or manner of sale limitations.

5.2       Suspensions. Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require the Purchasers not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event the Board reasonably believes, upon the advice of legal counsel (which may be in-house legal counsel), would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Board, upon the advice of legal counsel (which may be in-house legal counsel), to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”). Upon receipt of any written notice from the Company of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, each Purchaser agrees that (i) such Purchaser will immediately discontinue offers and sales of the Notes under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until such Purchaser receives copies of a supplemental or amended prospectus that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) such Purchaser will maintain the confidentiality of any information included in such written notice delivered by the Company unless (a) otherwise required by law or subpoena or (b) disclosed to such Purchaser’s employees, agents and professional advisors (as applicable) who need to know such information and are obligated to keep it confidential. If so directed by the Company, each Purchaser will deliver to the Company or, in such Purchaser’s sole discretion destroy, all copies of the prospectus covering the Notes in such Purchaser’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Notes shall not apply (i) to the extent such Purchaser is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

ARTICLE 6
COVENANTS; ADDITIONAL AGREEMENTS

6.1       Expenses.  Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the applicable Notes.

6.2        Securities Laws Disclosure; Publicity.  On or before 9:00 a.m., New York City time, on the Business Day immediately following the date hereof, the Company shall issue a press release, reasonably acceptable to the Purchasers, announcing the signing of this Agreement and describing the terms of the transactions contemplated by this Agreement.  On or before the fourth Business Day after the date of this Agreement, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated by this Agreement and including as an exhibit to such Current Report on Form 8-K this Agreement, in the form required by the Exchange Act.

6.3        Sales by Purchasers.  Each Purchaser will sell any Notes held by it in compliance with applicable prospectus delivery requirements, if any, or otherwise in compliance with the requirements for an exemption from registration under the Securities Act and the rules and regulations promulgated thereunder.  No Purchaser will make any sale, transfer or other disposition of the Notes in violation of federal or state securities laws.

6.4        Conduct of Business.  Until the Closing or the Termination of this Agreement, the Company shall conduct its business in the ordinary course and its business shall not be conducted in violation of any law, ordinance or regulation of any Governmental Authority, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

6.5         Form D and Blue Sky; Rule 144.  The Company agrees to file a Form D with respect to the Notes as required under Regulation D.  The Company shall, on or promptly after the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Notes for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Notes required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date. The Company shall take such action as the Company shall reasonably determine is necessary (including the issuance of legal opinions) in order to facilitate the sales pursuant to Rule 144 of the Securities Act.

6.6        Non-Public Information.  Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, or as expressly required by any applicable securities law, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide any Purchaser or its agents (other than any Person that serves on the Board or that serves on the Board as a designee of any Purchaser) or counsel with any information regarding the Company that the Company believes constitutes material non-public information without the express written consent of such Purchaser, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

6.7         Indemnification.

(a)         Indemnification by the Company.  The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Purchaser (to the extent a seller under, or named as a selling shareholder in, the Registration Statement), its directors, officers, stockholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a “Purchaser Party”) to the fullest extent permitted by applicable law, from and against all reasonable losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Purchaser Party may suffer or incur arising out of, resulting from or based upon:

(i)          any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement, except that the Company will not be liable to any Purchaser Party under this Agreement to the extent, but only to the extent that a Loss is attributable solely to any of such Purchaser Party’s material breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement; or

(ii)       any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding the Purchaser furnished in writing to the Company by the Purchaser expressly for use therein, or that such Losses result from the use of the Registration Statement during a notified blackout period and the Company has complied with all of its obligations under this Agreement with respect thereto;

provided, however, that the indemnification contained in this Section 6.7(a) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed).

(b)         Indemnification by the Purchasers.  Each Purchaser shall, severally and not jointly with any other Purchaser, indemnify and hold harmless the Company, its directors, officers, stockholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a “Company Party”), to the fullest extent permitted by applicable law, from and against all Losses that any such Company Party may suffer or incur arising out of, resulting from or based upon:

(i)          any breach of any of the representations, warranties, covenants or agreements made by such Purchaser in this Agreement, except that such Purchaser will not be liable to any Company Party under this Agreement to the extent, but only to the extent that a Loss is attributable to the Company’s breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement; or

(ii)       any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding the Purchaser furnished in writing to the Company by the Purchaser expressly for use therein;

provided, however, that the indemnification contained in this Section 6.7(b) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed).

(c)          Indemnification Proceedings.

(i)         For the purposes of this Agreement, “Indemnifying Party” shall mean the party with an obligation to indemnify another party pursuant to Section 6.7(a) or Section 6.7(b) (as applicable) and “Indemnified Party” shall mean the party seeking indemnification pursuant to Section 6.7(a) or Section 6.7(b) (as applicable).

(ii)        The Indemnified Party shall promptly notify the Indemnifying Party in writing of the institution, threat or assertion of any proceeding against the Indemnified Party that the Indemnified Party believes relates to Losses the subject of indemnification pursuant to Section 6.7(a) or Section 6.7(b) (as applicable) and of which such Indemnified Party is aware (“Third Party Proceedings”). In the case of any delay or failure by an Indemnified Party to provide the notice required by the preceding sentence, the obligation of the Indemnifying Party to indemnify the Indemnified Party shall be reduced to the extent that such Indemnifying Party is prejudiced by such delay or failure. The Indemnifying Party will be entitled to participate in any Third Party Proceeding and to assume the defense thereof with counsel it elects, in its sole discretion, and in the event the Indemnifying Party assumes such defense, the Indemnifying Party will not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation.

(iii)        If the indemnification provided under Section 6.7(a) or Section 6.7(b) from the Indemnifying Party is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Losses referred to herein, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by the Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the Indemnifying Party’s and Indemnified Party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be subject to the limitations set forth in Section 6.7(a) or Section 6.7(b) and deemed to include any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 6.7(c)(iii) from any person who was not guilty of such fraudulent misrepresentation.  Each Indemnifying Party’s obligation to make a contribution pursuant to this Section 6.7(c)(iii) shall be individual, not joint and several, and in no event shall the liability of any Purchaser hereunder exceed the net proceeds received by Purchaser upon the sale of the shares giving rise to such indemnification obligation.

ARTICLE 7
CONDITIONS TO CLOSING

7.1       Conditions to Purchasers’ Obligations at the Closing.  Each Purchaser’s obligation to complete the purchase and sale of the Notes is subject to the waiver by such Purchaser or fulfillment as of the Closing Date of the following conditions:

(a)         Representations and Warranties.  The representations and warranties made by the Company in Article 3 shall be true and correct (i) in all respects as of the date hereof, and (ii) in all material respects as of the Closing Date (if different than the date hereof) (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects), as though made on the Closing Date, except, in the case of clauses (i) and (ii) above, (y) for representations and warranties that speak as of a specific date, which shall be required to be true and correct (to the extent specified above) only as of such specific date and (z) for the representations and warranties continued in Sections 3.1, 3.2 and 3.3, which shall be true and correct in all respects).

(b)         Performance.  All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

(c)        Adverse Changes.  Since the date of execution of this Agreement, no event or series of events shall have occurred that has had or reasonably would be expected to have or result in a Material Adverse Effect.

(d)       No Governmental Prohibition or Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, endorsed or threatened in writing by any Governmental Authority of competent jurisdiction that prohibits or, if threatened in writing, could reasonably be expected to prohibit, the consummation of any of the transactions contemplated by this Agreement.

7.2        Conditions to Obligations of the Company.  The Company’s obligation to complete the purchase and sale of the Notes and deliver the Notes to each Purchaser is subject to the waiver by the Company or fulfillment as of the Closing Date of the following conditions:

(a)        Receipt of Funds.  The Company shall have received immediately available funds in the full amount of the Purchase Price for the Notes being purchased hereunder as set forth below such Purchaser’s name on the signature page of this Agreement.

(b)         Representations and Warranties.  The representations and warranties made by each Purchaser in Article 4 shall be true and correct (i) in all respects as of the date hereof, and (ii) in all material respects as of the Closing Date (if different than the date hereof) (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects), as though made on the Closing Date, except, in the case of clauses (i) and (ii) above, for representations and warranties that speak as of a specific date, which shall be required to be true and correct (to the extent specified above) only as of such specific date.

(c)          Performance.  All covenants, agreements and conditions contained in this Agreement to be performed by such Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects.

(d)          No Governmental Prohibition.  The sale of the Notes by the Company shall not be prohibited by any law or order or regulation of a Governmental Authority.

(e)          Closing Purchase Deliverables.  Each Purchaser shall have delivered its Closing Purchaser Deliverables in accordance with Section 2.3.

ARTICLE 8
TERMINATION

8.1         Termination.  This Agreement may be terminated at any time prior to the Closing:

(a)          by mutual written consent of the Company and each Purchaser; or

(b)         by either the Company or any Purchaser (with respect to itself only) if the Closing has not occurred by 4:00 p.m., New York City time, on September 10, 2021; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

8.2       Effect of Termination.  Each party’s right of termination under Section 8.1 is in addition to any other right it may have under this Agreement or otherwise, and the exercise of a party’s right to terminate this Agreement in accordance with Section 8.1 will not constitute an election of remedies.  If this Agreement is terminated pursuant to Section 8.1, this Agreement will be of no further force or effect; provided, however, that (i) this Section 8.2 and Article 9 shall survive the termination of this Agreement and will remain in full force and effect, and (ii) the termination of this Agreement will not relieve any party from any liability for any breach of this Agreement occurring prior to termination.

ARTICLE 9
MISCELLANEOUS

9.1     Governing Law.  THIS AGREEMENT, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER ANY APPLICABLE PRINCIPLES OF CHOICE OR CONFLICTS OF LAWS OF THE STATE OF DELAWARE.

9.2        Jurisdiction; Venue.  Each of the parties hereto irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its Affiliates against any other party or its Affiliates shall be brought and determined in the Court of Chancery of the State of Delaware; provided, however, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware or any other Delaware state court. Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the Reorganization and the other transactions contemplated by this Agreement.  Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any Order rendered by any such court in Delaware as described herein.  Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the Reorganization or the other transactions contemplated by this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

9.3        Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE REORGANIZATION.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.3.

9.4         Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

9.5          Severability.  If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law.  Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

9.6          Entire Agreement; Amendment; Waiver.  This Agreement supersedes all other prior oral or written agreements between the Purchasers, the Company, their respective Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the Required Holders, and any amendment or waiver to this Agreement made in conformity with the provisions of this Section 9.6 shall be binding on all Purchasers and holders of Notes and the Company; provided that any such amendment or waiver that complies with the foregoing but that disproportionately, materially and adversely affects the rights and obligations of any Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser.

9.7          Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:  (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed email if sent during normal business hours of the recipient, if not, then on the next Business Day, or (iii) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  The addresses for such communications are:

If to the Company:

Forian Inc.
41 University Drive, Suite 400
Newtown, PA 18940
Email: dan.barton@forian.com
Attn: Daniel Barton, Chief Executive Officer

with a copy (which shall not constitute notice) to:
Forian Inc.
41 University Drive, Suite 400
Newtown, PA 18940
Email: legal@forian.com
Attn: Legal Notice

If to a Purchaser:  To the address set forth immediately below such Purchaser’s name on the signature pages hereto, with a copy to its legal representative, if any, set forth below such Purchaser’s name on the signature page of this Agreement.  Each party will provide written notice to the other parties of any change in its address in accordance with this Section 9.7.

9.8        Successors and Assigns.  This Agreement is binding upon and inures to the benefit of the parties and their successors and assigns.  The Company will not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders, and no Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company.  Any attempted assignment in violation of this Section 9.8 shall be null and void.

9.9       No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto, their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

9.10     Further Assurances.  Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

9.11      Interpretation.  When a reference is made in this Agreement to an Article, a Section, an Exhibit or a Schedule, such reference shall be to an Article, a Section, an Exhibit or a Schedule of or to this Agreement unless otherwise indicated.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Any capitalized term used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning assigned to such term in this Agreement.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The term “or” is not exclusive.  The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.  All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons or entity may require.  Any agreement, instrument or law defined or referred to herein means such agreement, instrument or law as from time to time amended, modified or supplemented, unless otherwise specifically indicated.  References to a Person are also to its permitted successors and assigns.  Unless otherwise specifically indicated, all references to “dollars” and “$” will be deemed references to the lawful money of the U.S.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring by virtue of the authorship of any provisions of this Agreement.  Any reference to “days” means calendar days unless Business Days are expressly specified. When calculating the period of time before which, within which or following which any act is to be done pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day.

9.12      Equitable Relief.  The Company recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Purchasers.  The Company therefore agrees that the Purchasers are entitled to seek temporary and permanent injunctive relief in any such case.  Each Purchaser also recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Company.  Each Purchaser therefore agrees that the Company is entitled to seek temporary and permanent injunctive relief in any such case.

9.13      Survival of Representations and Warranties.  Notwithstanding any investigation made by any party to this Agreement, all representations and warranties made by the Company and the Purchasers herein shall survive the Closing Date.

9.14      Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement.  Nothing contained herein and no action taken by any Purchaser pursuant thereto shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, or are deemed Affiliates with respect to such obligations or the transactions contemplated by this Agreement.  Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  Nothing contained in this Section 9.14 shall be deemed to adversely affect the other provisions in this Agreement providing for action of the Required Holders to bind all of the Purchasers

9.15       Adjustments in Share Numbers and Prices.  In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in this Agreement to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

9.16      Exculpation.  Each Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.  Each Purchaser agrees that no other Purchaser nor the respective controlling persons, officers, directors, partners, agents or employees of any other Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Notes.

[Signatures Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Note Purchase Agreement to be duly executed as of the date first above written.

FORIAN INC.

By:
Daniel Barton
Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have caused this Note Purchase Agreement to be duly executed as of the date first above written.

Name of Purchaser:
(print name of purchaser)

By:
(signature)

Name:
(print name of signatory)

Title:
(print title of signatory, if applicable)

Principal Amount of Note to be Purchased: $

Address for Notice:

Email:
Attn:

Legal Representative (if any):

Email:
Attn:

EXHIBIT A

SCHEDULE OF PURCHASERS

[Available at Company]

EXHIBIT B

FORM OF CONVERTIBLE PROMISSORY NOTE

[See attached]

THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

FORIAN INC.
3.5% CONVERTIBLE PROMISSORY NOTE DUE 2025

No. [•]
$[•]	September 1, 2021

For value received FORIAN INC., a Delaware corporation (the “Company”), promises to pay to [•] or its assigns (“Holder”) the principal sum of $[•] together with accrued and unpaid interest thereon, which principal amount, taken together with the principal amounts of all other outstanding Notes (as defined below), shall not exceed $24,000,000 in the aggregate at any time, each due and payable on the date and in the manner set forth below.

This convertible promissory note (the “Note”) is issued as part of a series of similar convertible promissory notes (collectively, the “Notes”) pursuant to the terms of that certain Note Purchase Agreement (as amended, the “Agreement”) dated as of the date hereof to the persons and entities listed on the Schedule of Investors attached to the Agreement (collectively, the “Holders”). Capitalized terms used herein without definition shall have the meanings given to such terms in the Agreement.

1.           Repayment. Unless otherwise set forth herein, all payments of interest and principal shall be in lawful money of the United States of America and shall be made pro rata among all Holders. All payments shall be applied first to accrued interest, and thereafter to principal. The outstanding principal amount of the Loan shall be due and payable on the fourth-year anniversary of the date hereof (i.e. September 1, 2025) (the “Maturity Date”).

2.          Interest Rate. The Company promises to pay simple interest on the outstanding principal amount hereof from the date hereof until payment in full, which interest shall be payable at the rate of three and one half percent (3.5%) per annum or the maximum rate permissible by law, whichever is less. Interest shall be due and payable on the Maturity Date and shall be calculated on the basis of a 365-day year for the actual number of days elapsed.

3.            Conversion.

(a)         Holder is entitled, at its option, to convert (an “Optional Conversion”) all or any lesser portion of the principal into (i) shares of Common Stock at a conversion price for each share of Common Stock equal to $11.98, which amount equals the consolidated closing bid price as reported by Nasdaq on the most recently completed trading day preceding the Company entering into the Agreement (as equitably adjusted to reflect subsequent stock dividends, stock splits, combinations or recapitalizations, the “Conversion Price”), and (ii) a warrant to purchase the number of shares of Common Stock equal to (x) twenty percent (20%) of the converted principal amount, divided by (y) the Conversion Price (the “Warrant”), in the form attached to this Note as Exhibit A, which warrant shall have an exercise price equal to the Conversion Price, by providing a Notice of Conversion in the form attached to this Note as Exhibit B completed and executed by Holder evidencing such Holder’s intention to convert the Note. Notwithstanding the foregoing, for any partial conversion, Holder must convert at least $100,000 in principal amount of Notes. In connection with an Optional Conversion, the Notice of Conversion must be given to the Company as provided below not less than thirty (30) days prior to the Maturity Date. In connection with any Optional Conversion, the number of shares of Common Stock to be issued shall be determined by dividing that portion of the principal of this Note to be converted at such time by the Conversion Price. With respect to all Optional Conversions of this Note, interest accrued (but not previously paid or converted) shall be converted into shares of Common Stock determined by dividing that portion of the interest accrued by the Conversion Price. Promptly following any conversion of all outstanding principal and accrued interest, Holder shall promptly return the Note to the Company.

(b)         If, after aggregation, the conversion of this Note would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of one share of Common Stock by such fraction.

4.           Conversion Mechanics.

(a)         The Company shall, as soon as practicable after conversion and at its own expense, use commercially reasonable efforts to (i) cause its transfer agent to electronically transmit such shares issuable upon conversion to Holder (or its designee), by crediting the account of Holder’s (or such designee’s) prime broker with DTC through its Deposit Withdrawal Agent Commission system (provided that the same time periods herein as for stock certificates shall apply) and (ii) issue to Holder a Warrant, in the form attached hereto as Exhibit A, for such number of shares as determined in accordance with Section 3(a).

(b)       Restricted Shares. Holder understands that the shares of Common Stock issuable upon conversion of this Note will be “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold, pledged, assigned or transferred and must be held indefinitely in the absence of (i) an effective registration statement under the Securities Act and applicable state securities laws with respect thereto or (ii) an opinion of counsel satisfactory to the Company that such registration is not required. The Common Stock issuable upon conversion of this Note shall bear the following or similar legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. UNLESS SOLD PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

Holder consents to the Company giving instructions to its transfer agent in order to implement the restrictions on transfer set forth and described herein. Notwithstanding the foregoing, the legend set forth above shall be removed and the Company shall issue to Holder by electronic delivery at the applicable account at DTC, if (i) such shares of Common Stock are registered for resale under the Securities Act; (ii) such shares of Common Stock are sold or transferred pursuant to Rule 144 (assuming the transferor is not an Affiliate of the Company); (iii) such shares of Common Stock are eligible for sale under Rule 144; or (iv) if such legend is not required under applicable requirements.

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5.          Maturity. Unless this Note has been previously converted in accordance with the terms of Section 3 above, the entire outstanding principal balance and all unpaid accrued interest shall become fully due and payable on the Maturity Date. No sinking fund is provided for the Notes.

6.            Optional Redemption.

(a)         On or after September 1, 2022 and before the Maturity Date, the Company may redeem on any one or more occasions some or all of this Note. The redemption price will equal the sum of an amount equal to (i) 112.5% of the principal amount being redeemed plus (ii) accrued and unpaid interest up to, but not including, the date of redemption. The Company shall provide Holder with written notice at least five (5) Business Days prior to a redemption pursuant to this Section 6(a).

(b)         In the event of a Change of Control, the Company may redeem all of this Note. The redemption price will equal the sum of an amount equal to (i) 108% of the outstanding principal amount of this Note plus (ii) accrued and unpaid interest up to, but not including, the date of the Change of Control. The Company shall provide Holder with written notice at least five (5) Business Days prior to a redemption pursuant to this Section 6(b).

(c)         The provision by the Company of notice of its intention to redeem the Notes pursuant to Sections 6(a) or 6(b) shall not affect Holder’s right to Optional Conversion in accordance with Section 3(a).

7.         Unsecured Obligation; Non-Recourse; Subordination. The obligations under this Note are an unsecured obligation of the Company and no manager, director, officer, employee, consultant or equity holder of the Company shall have any liability for any obligations of the Company hereunder or for any claim based on, in respect or by reasons of, such obligations or their creation. Holder, by accepting this Note, waives and releases all such liability. The obligations under this Note will be subordinated to the prior payment in full of all other indebtedness for borrowed money that the Company may incur, and Holder agrees to take such commercially reasonable actions as are necessary to effectuate such subordination.

8.          Expenses. In the event of any default hereunder, the Company shall pay all reasonable attorneys’ fees and court costs incurred by Holder in enforcing and collecting this Note.

9.           Default. This Note shall accelerate and all principal and unpaid accrued interest shall become immediately due and payable upon the occurrence of any one or more of the following:

(a)        The Company fails to timely issue shares of Common Stock due upon conversion of this Note on the date such shares become due and issuable under this Note;

(b)        The Company fails to timely issue the Warrant due upon conversion of this Note on the date such Warrant becomes issuable under this Note;

(c)        The Company fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable;

(d)         The Company shall default in its performance of any material covenant under the Agreement or any Note;

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(e)        The Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

(f)         An involuntary petition is filed against the Company (unless such petition is dismissed or discharged within 60 days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company.

10.         Reservation. So long as this Note is outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of this Note, such number of shares of Common Stock as shall from time to time be necessary to effect the conversion of this Note in full.

11.         Waiver. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

12.        Governing Law. This Note shall be governed by and construed under the laws of the State of Delaware, as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware, without giving effect to conflicts of laws principles.

13.        Parity with Other Notes. The Company’s repayment obligation to Holder under this Note shall be on parity with the Company’s obligation to repay all Notes issued pursuant to the Agreement. In the event that the Company is obligated to repay the Notes and does not have sufficient funds to repay all the Notes in full, payment shall be made to the Holders of the Notes on a pro rata basis. The preceding sentence shall not, however, relieve the Company of its obligations to Holder hereunder.

14.         Modification; Waiver. Any term of this Note may be amended or waived with the written consent of the Company and the Required Holders; provided, however, any change that materially adversely affects Holder in a manner that does not affect the other Holders in the same or similar fashion shall require the specific consent of Holder.

15.         Assignment. This Note may be transferred other than to an Affiliate of Holder only with the written consent of the Company and in the case of any transfer only upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal shall be paid solely to the registered holder of this Note. Such payment shall constitute full discharge of the Company’s obligation to pay such interest and principal.

[Signature page follows]

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The Company has caused this Note to be issued as of the date first written above.

FORIAN INC.

By:
Name: Daniel Barton
Title: Chief Executive Officer

Holder:

(Print Legal Name)

(Signature of Holder or Duly Authorized Representative of Holder)

Holder address:

Holder Phone:
Holder Email:

Principal Amount of Note:	$[•]
Issuance Date of Note:	September 1, 2021

[Signature Page to 3.5% Convertible Promissory Note Due 2025 of Forian Inc.]

EXHIBIT A
TO
FORIAN INC.
3.5% CONVERTIBLE PROMISSORY NOTE DUE 2025

FORM OF WARRANT

[See attached]

2

THIS WARRANT (AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS IS AVAILABLE.

WARRANT TO PURCHASE COMMON STOCK

FORIAN INC.

Warrant Shares: [•]	[Insert Date of Issuance]

THIS WARRANT TO PURCHASE COMMON STOCK (the “Warrant”) certifies that, for value received, [•] (the “Holder”) has exercised its Optional Conversion (as defined in the Note (as defined below)) and is therefore entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time prior to at 5:00 p.m. (New York time) September 1, 2025 (such date, the “Termination Date”), to subscribe for and purchase from Forian Inc., a Delaware corporation (the “Company”), up to [•] shares of Common Stock, par value $0.001 per share, of the Company (the “Warrant Shares”), as subject to adjustment hereunder. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

1.          Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated in this Section 1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Change of Control” means: (i) the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) that any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or has become the “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of the Voting Stock of the Company; provided, however, that for purposes of this clause (i) such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time, directly or indirectly; and provided, further, that a transaction will not be deemed to involve a Change of Control under this clause (i) if (a) the Company becomes a direct or indirect wholly owned subsidiary of a holding company and (b)(1) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Voting Stock of the Company immediately prior to that transaction; or (2) immediately following that transaction, no “person” or “group” (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company; or (ii) the Company sells, conveys, transfers or leases (either in one transaction or a series of related transactions) all or substantially all assets of the Company and its subsidiaries taken as a whole to, or merges or consolidates with, a Person (other than the Company or any of its subsidiaries) where the shares of Common Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or parent entity thereof immediately after giving effect to such transaction.

“Commission” means the United States Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Note” means that certain 3.5% Convertible Promissory Note due 2025 made by the Company in favor of the Holder pursuant to the Note Purchase Agreement.

“Note Purchase Agreement” means that certain Note Purchase Agreement by and among the Company, the Holder and the other purchasers set forth therein.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trading Day” means a day on which the New York Stock Exchange is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“Voting Stock” of a Person means all classes of capital stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

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2.           Exercise.

a.           Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed Notice of Exercise Form annexed hereto. Within two (2) Trading Days following the date of exercise, the Holder shall deliver the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank. The Company shall have no obligation to issue the Warrant Shares until its receipt of payment of the Exercise Price in full. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within five (5) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise Form within three (3) Business Days of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b.          Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $11.98, which amount equals the consolidated closing bid price as reported by Nasdaq on August 31, 2021, the trading day preceding the Company entering into the Note Purchase Agreement pursuant to which the Note was issued and in accordance with which the Holder is entitled to receive this Warrant, subject to adjustment hereunder (the “Exercise Price”).

c.           Mechanics of Exercise.

i.          Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by its transfer agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder, or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 and, in either case, the Warrant Shares have been sold by the Holder prior to the Warrant Share Delivery Date (as defined below), and otherwise by a book entry account at the Company’s transfer agent, registered in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise by the date that is two (2) Trading Days after the delivery to the Company of the Notice of Exercise and payment in full of the Exercise Price (such date, the “Warrant Share Delivery Date”). If the Warrant Shares can be delivered via DWAC, the transfer agent shall have received from the Company, at the expense of the Company, any legal opinions or other documentation required by it to deliver such Warrant Shares without legend (subject to receipt by the Company of reasonable back up documentation from the Holder, including with respect to affiliate status) and, if applicable and requested by the Company prior to the Warrant Share Delivery Date, the transfer agent shall have received from the Holder a confirmation of sale of the Warrant Shares. The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 2(c)(vi) prior to the issuance of such shares, having been paid.

ii.         Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

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iii.      Rescission Rights. If the Company fails to cause its transfer agent to deliver to the Holder the Warrant Shares pursuant to Section 2(c)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise; provided, however, that the Holder shall be required to return any Warrant Shares or Common Stock subject to any such rescinded exercise notice concurrently with the return to Holder of the aggregate Exercise Price paid to the Company for such Warrant Shares and the restoration of Holder’s right to acquire such Warrant Shares pursuant to this Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

v.         No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi.        Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all transfer agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vii.       Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

viii.      Signature. This Section 2 and the exercise form attached hereto set forth the totality of the procedures required of the Holder in order to exercise this Purchase Warrant. Without limiting the preceding sentences, no ink-original exercise form shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any exercise form be required in order to exercise this Purchase Warrant.  No additional legal opinion, other information or instructions shall be required of the Holder to exercise this Purchase Warrant.  The Company shall honor exercises of this Purchase Warrant and shall deliver Shares underlying this Purchase Warrant in accordance with the terms, conditions and time periods set forth herein.

3.           Certain Adjustments.

a.         Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.  For the purposes of clarification, the Exercise Price of this Warrant will not be adjusted in the event that the Company or any subsidiary thereof, as applicable, sells or grants any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents, at an effective price per share less than the Exercise Price then in effect.

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b.          Change of Control. If, at any time while this Warrant is outstanding, there is a Change of Control, then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Change of Control the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (together, the “Alternate Consideration”) receivable by holders of Common Stock as a result of such Change of Control for each share of Common Stock for which this Warrant is exercisable immediately prior to such Change of Control (without regard to any limitation in Section 2(c) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Change of Control, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. The Company shall cause any successor entity in a Change of Control in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(b). Upon the occurrence of any such Change of Control, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Change of Control, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of, the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.

c.           Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

d.          Notice to Holder. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

4.           Transfer of Warrant.

a.          Transferability. This Warrant may be transferred other than to an Affiliate of the Holder only with the written consent of the Company and in the case of any transfer the Holder shall surrender this Warrant to the Company, together with, if requested by the Company, an opinion of counsel in customary form and substance and reasonably satisfactory to the Company from an attorney regularly engaged in the practice of securities law, or other evidence reasonably satisfactory to the Company, in either case relating to the availability of an exemption from registration under the Securities Act of 1933, as amended, with respect to such transfer, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 4(b)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 4(b)) to the Warrant Holder representing the right to purchase the number of Warrant Shares not being transferred.

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b.         New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or their agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c.           Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d.           Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

5.           Miscellaneous.

a.          No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof.

b.          Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c.         Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then, such action may be taken or such right may be exercised on the next succeeding Trading Day.

d.        Authorized Shares.  The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

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Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e.        Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of that certain Note Purchase Agreement, of even date herewith, by and among the Company, the Holder and the other signatories thereto.

f.           Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

g.           Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h.           Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Note Purchase Agreement.

i.           Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

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j.           Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k.          Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l.          Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Majority Holders.

m.        Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n.          Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

FORIAN INC.

By:
Name:
Title:

9

NOTICE OF EXERCISE

TO:          FORIAN INC.

(1)         The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any, of $__________________.

(2)          Please register and issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number or a book entry account at the Company’s transfer agent to:

(4)        Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

EXHIBIT B
TO
FORIAN INC.
3.5% CONVERTIBLE PROMISSORY NOTE DUE 2025

NOTICE OF CONVERSION

(To Be Executed by the Registered Holder in Order to Convert the Note)

The Undersigned hereby irrevocably elects to convert $____________ of the 3.5% Convertible Promissory  Note due 2025 (the “Note”) issued by Forian Inc. (the “Company”) and held by the Undersigned into (i) shares of common stock of the Company according to the terms and conditions set forth in the Note and (ii) a warrant to purchase shares of common stock of the Company according to the terms and conditions set forth in the Note, as of the date written below. If the securities issuable pursuant to this Notice of Conversion are to be issued to a person other than the Undersigned, the Undersigned agrees to pay all applicable transfer taxes with respect thereto and provide a legal opinion in form and substance acceptable to the Company with respect to the legality of the issuance to a person other than the Undersigned.

The Undersigned represents that the securities issuable pursuant to this Notice of Conversion are being acquired for Holder’s own account and not as a nominee for any other party. The Undersigned represents and warrants that all offers and sales by the Undersigned of the securities issuable pursuant to this Notice shall be made pursuant to either an effective registration statement or an exemption from registration under the Securities Act of 1933, as amended.

Holder:

(Print Legal Name (signature must correspond to name as written on the signature page of the Note))

(Signature of Holder or Duly Authorized Representative of Holder)

Holder Address:

Holder Phone:
Holder Email:

Principal Amount of Note Retained (if any): $